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                                      EXHIBIT 21


    The Company has the following wholly-owned Subsidiaries:


1.  Kent-Marsh Ltd., Inc.

2.  Astonishing Developments, Inc.

3.  DanaSoft, Inc.

4.  LSHC Acquisition Corp.

5.  Liberty Recovery Corp.